Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Cornerworld Corporation (the “Company”) on Form 10-QSB for the quarter ended July 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Beck, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Cornerworld Corporation and will be retained by Cornerworld Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 21, 2007	By:	/s/ Scott Beck

Scott Beck
Principal Accounting Officer